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                                                                   Exhibit 10.81

                               CREDITOR AGREEMENT


         THIS CREDITOR AGREEMENT (the "Agreement"), dated as of June 30, 1998, is between HELPMATE ROBOTICS INC. (the "Company"), a Connecticut corporation with a principal office in Danbury, Connecticut 06810-8159, and CONNECTICUT INNOVATIONS, INCORPORATED, a Connecticut corporation with a principal office in Rocky Hill, Connecticut ("CII").

                                   BACKGROUND

         The Company and CII are parties to a Financing Agreement dated June 14, 1995 (the "Financing Agreement"), pursuant to which CII extended to the Company financing in the amount of $500,000, as memorialized by a Senior Note dated June 14, 1995, in the original principal amount of $500,000 (the "Note"). As of this date, the Company is obligated to CII in the aggregate amount of $476,430.49 for principal and accrued interest under the Note (the "Note Obligations"). The Note Obligations are secured by a lien in favor of CII on the Company's intellectual property rights relating to the Company's HelpMate(R) product system ("HelpMate(R)") used for any purpose relating to health care in the North and South American continents, pursuant to, and as more particularly described in, a Security Agreement dated June 14, 1995 (the "Security Agreement").

         The Company and CII are also parties to a Development Agreement dated December 15, 1986 (the "Development Agreement"), as amended February 5, 1996 (the "First Amendment"), pursuant to which CII reimbursed the Company for certain costs incurred in the development of HelpMate(R), and the Company agreed to pay CII royalties on revenues from the sale or license of HelpMate(R) products in the amounts and for the term specified in the Development Agreement. As of this date, the Company is obligated to CII in the amount of $37,378.49 for accrued and unpaid royalties and accrued and unpaid interest thereon through the year ending December 31, 1997 (the "Prior Royalties").

         Subject to the terms and conditions set forth in this Agreement, CII has agreed to convert the Note Obligations and the Prior Royalties (collectively, the "Debt Obligations") into shares of the Company's common stock and warrants, upon the terms set forth in this Agreement.

         CII has also agreed, subject to the terms and conditions set forth in this Agreement, to accept payment of royalties accruing under the Development Agreement for the fiscal year ending December 31, 1998 (the "1998 Royalties") in shares of the Company's common stock and warrants, upon the terms set forth in this Agreement.

         THEREFORE, the parties agree as follows:

         1. Conversion of Note Obligations and Prior Royalties. CII hereby agrees to convert the Debt Obligations into shares of the Company's common stock and warrants to purchase shares of the Company's no par value common stock, at the rate of one share of common stock for every $.33 of the Debt Obligations so converted, and a warrant to purchase one share of the Company's common stock at an exercise price of $.33 per share for each dollar of the Debt Obligations so converted. Accordingly, contemporaneously with the execution of this Agreement, the Company (a) shall give its transfer agent



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irrevocable instructions to issue to CII a certificate representing 1,556,997 shares of the Company's authorized but previously unissued no par value common stock (the "Debt Shares"), and (b) hereby delivers to CII a Warrant in the form attached as Exhibit A (the "Debt Warrant"), to purchase 513,809 shares of the Company's common stock (the "Debt Warrant Shares") (collectively, the "Debt Securities"). CII acknowledges receipt of the Debt Warrant. Upon the receipt by CII of all of the Debt Securities, the Note Obligations and the Prior Royalties shall be deemed to be fully paid and satisfied, and all payments with respect to the Note Obligations and the Prior Royalties shall be deemed to have been timely made by the Company. CII agrees that the Company has earned the $300,000 credit described in the First Amendment toward the total royalty multiple payable to CII under Section 6(b)(B) of the Development Agreement with respect to the Initial Period, as defined in the First Amendment.

         2. Payment of 1998 Royalties. 1998 Royalties under the Development Agreement shall be paid in shares of the Company's common stock and warrants to purchase shares of the Company's common stock at the rate of one share of common stock for every $.33 of the 1998 Royalties so converted (the "1998 Royalty Shares"), and a warrant in the form attached as Exhibit A (the "1998 Royalty Warrant") to purchase one share of the Company's common stock at an exercise price of $.33 per share for each dollar of 1998 Royalties so paid (the "1998 Royalty Warrant Shares") (collectively, the "1998 Royalty Securities"). All shares and warrants due to CII pursuant to this Paragraph with respect to the 1998 calendar year shall be issued and delivered in lieu of the cash payments required under Section 6(e) of the Development Agreement on April 30, 1998, July 31, 1998, October 31, 1998, and January 31, 1999, and with each payment CII shall also receive a statement showing the calculation of the shares and warrants due to CII in accordance with this Agreement for the preceding quarter. The Company and CII agree that, based on the statement for April, 1998, the Company is obligated to CII in the amount of $24,605.96 for accrued and unpaid royalties for the first quarter of 1998. Accordingly, contemporaneously with the execution of this Agreement, the Company (a) shall give its transfer agent irrevocable instructions to issue to CII a certificate representing 74,564 shares of the Company's authorized but previously unissued no par value common stock, representing the first quarter 1998 Royalty shares, and (b) hereby delivers to CII a Warrant in the form attached as Exhibit A, to purchase 24,606 shares of the Company's common stock, representing the first quarter 1998 Royalty Warrant. CII acknowledges receipt of the first quarter 1998 Royalty Warrant. All 1998 Royalty Securities issued shall be fully paid and nonassessable. If any 1998 Royalty Securities are not issued within ten days after CII has notified the Company in writing that their issuance and delivery to CII is past due under these provisions, then CII shall have the right in its sole discretion, at any time thereafter (but prior to the issuance and delivery of the 1998 Royalty Securities to CII) to nullify the provisions of this Paragraph with respect to the payment of the remaining 1998 Royalties in 1998 Royalty Securities, and all remaining unpaid 1998 Royalties shall be paid in cash under the terms of the Development Agreement as in effect prior to the date of this Agreement, at the times provided for therein (even if prior to CII's exercise of this remedy), with interest on overdue amounts as provided in the Development Agreement.

         3. Connecticut Presence Obligations. The Company agrees as follows:

                  (a) For the period of ten (10) years following the date of this Agreement, each of The Company and its subsidiaries shall maintain its principal place of business in the State of Connecticut, base a majority of its employees in the State of Connecticut, and conduct a majority of its operations (including manufacturing and production), directly or through subcontractors, in the State of Connecticut.


                                       2
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                  (b) In the event of a breach by the Company of any of the
covenants set forth in subparagraph (a) above, then at the election of CII, (i) the Company shall pay CII the Royalty Multiple, as defined below;

                                       3
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 and (ii) CII shall have the right to "put" the Debt Securities and the 1998
Royalty Securities, and all additional Company securities owned by CII, pursuant to the terms of a Warrant and Stock Put Agreement executed by the Company and CII contemporaneously with the execution of this Agreement (the "Put Agreement"). CII shall exercise its rights under this Paragraph by delivering to the Company written notice (the "Default Notice") of the Company's breach and CII's election under this Paragraph at any time on or prior to 30 days after the ten-year anniversary date of this Agreement, and by delivering the notice required under the Put Agreement. If CII exercises its rights under this Paragraph, the Royalty Multiple shall be due and payable to CII on the date (the "Closing Date") which is thirty (30) days after the delivery of the Default Notice. When used in this Paragraph, "Royalty Multiple" shall mean (x) five hundred percent of the aggregate financial assistance provided by CII to the Company under the Development Agreement, or Two Million Two Hundred Five Thousand Dollars ($2,205,000), less (y) all royalty payments made by or credited to the Company as of the date of delivery of the Default Notice.

                  (c) If the Closing Date does not occur on or before the thirtieth business day after the delivery by CII of the Default Notice, the unpaid Purchase Price shall bear interest after the thirtieth (30th) business day (the "Royalty Default Interest") and until the Closing Date at the rate of eight percent (8%) per annum, and all accrued Royalty Default Interest shall be due and payable to CII on the Closing Date, together with the Royalty Multiple.

                  (d) In the event that CII exercises its rights under subparagraph (b) above, then upon the payment by the Company of the Royalty Multiple, all accrued Royalty Default Interest, if any, and all amounts due under the Put Agreement, the Development Agreement and the Company's obligations thereunder shall be terminated and of no further force and effect. If CII exercises its rights under subsection (b)(i) above, but not under subsection
(b)(ii), then upon the payment by the Company of the Royalty Multiple, and all accrued Royalty Default Interest, if any, the Development Agreement and the Company's obligations thereunder shall be terminated and of no further force and effect.

         4. Amendment of Development Agreement. Section 6(e) of the Development Agreement is hereby amended to provide for the payment of 1998 Royalties in the manner set forth in Paragraph 2 above. Section 6(b)(B) of the Development Agreement is hereby amended to provide that in the event of CII's exercise of its rights under Paragraph 3 of this Agreement, then upon the payment by the Company of the amounts described in subparagraph (d) of Paragraph 3, the Development Agreement and the Company's obligations thereunder shall be terminated and of no further force and effect. The Development Agreement is hereby ratified and affirmed, and remains in full force and effect, except as amended in this Agreement.

         5. Amendment of Security Agreement. Effective as of the date of this Agreement, the Security Agreement is amended in the manner set forth below, in order to extend the lien granted by the Security Agreement so that it covers all of the Company's obligations under the Development Agreement:

         (a)        Section 2.1 is amended to read in its entirety as follows:

         "2.1 To secure the prompt payment when due of the Company's obligations under the


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Financing Agreement, the Note, the Development Agreement dated December 29,
1986, as amended February 5, 1995 (collectively, the "Financing Documents"), and all other obligations of the Company to the Secured Party, including without limitation future advances made to or on behalf of the Company, and renewals or extensions of any obligations, and the performance and observance by the Company of its other covenants, obligations, and conditions under the Financing Documents (collectively, the "Obligations"), the Company hereby assigns and pledges to the Secured Party, and grants to the Secured Party a continuing security interest in, the collateral identified on Schedule 1 hereto in the North and South American Continents (the "Collateral")."

         (b) Section 2.3(e) is amended to read in its entirety as follows:

                  "(e) Until such time as all of the Obligations have been fully paid and/or satisfied, the Company shall keep the Collateral insured in the manner described in Section 7.5 of the Financing Agreement, it shall cause the policies to be endorsed so that all losses will be payable both to the Company and to the Secured Party as their interests may from time to time appear, and it shall authorize the Secured Party to adjust any losses in connection therewith."

         (c) References in the Security Agreement to the "the Financing Agreement" in Section 2.5 (line 6), Section 2.7 (second paragraph, line 11),
Section 3.1 (line 6), Section 3.2 (third paragraph, line 7), or otherwise, are amended so that they read "the Financing Agreement or the Development Agreement."

         (d) Section 9 is amended to read in its entirety as follows:

         "SECTION 9. Notices. All notices and other communications hereunder shall be given in the manner set forth in the Creditor Agreement between the Company and the Secured Party dated June 30, 1998."

         6. Extension of Board Observation Rights. Until such time as CII ceases to own shares of the capital stock of the Company or warrants to purchase shares of the capital stock of the Company, and until all royalty obligations of the Company under the Development Agreement have been fully satisfied, the Company agrees that (a) it shall not hold meetings of its directors on less than seven
(7) days' written notice; (b) the Company will permit CII to send a non-voting representative to each meeting of the board of directors of the Company and any committee of the board, (c) give CII notice of each meeting of its board of directors in the form and manner in which notice is given to the Company's board of directors, (d) not permit its board of directors or shareholders to conduct any material business by written consent without prior written notice to CII, which notice shall be at least equal to the notice of such business given to the shareholders and directors, and shall include a copy of the consent resolution proposed to be adopted.

         7. Waiver and Consent of CII. CII hereby agrees to waive all anti-dilution and price or share adjustment rights under its warrants dated November 20, 1990 and June 14, 1995 with respect to the following transactions in which the Company has issued or will issue shares of its common stock for



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$0.33 per share, and warrants to purchase its common stock at an exercise price of $0.33 per share: (a) convertible notes and warrants issued in a private placement of Units for up to $4,000,000 (the "Private Placement"), with each Unit consisting of a note convertible to shares of Common Stock and warrants to purchase one share of Common Stock for each dollar invested; (b) shares and warrants issued to certain creditors of the Company, including CII, Thomas K. Sweeny and Joseph F. Engelberger, among others, through the conversion of the Company's obligations to them into shares of common stock and warrants; (c) shares and warrants issued to CII in payment of the 1998 Royalties; (d) warrants to purchase 25,000 shares of common stock issued to Joseph F. Engelberger, in connection with a $150,000 loan extended to the Company; (e) warrants to purchase 25,000 shares of Common Stock issued to Brookehill Equities, Inc., in connection with a $150,000 loan extended to the Company; and (f) warrants issued to Boston Group L.P., in partial payment of commissions due to Boston Group L.P. for the financing and debt accommodation transactions described in this Paragraph. CII hereby waives the provisions of Section 7.19 of the Financing Agreement with respect to the transactions described in this Paragraph.

         8. The Company's Representation Regarding Existing SEC Filings. CII has reviewed the filings which the Company has made with the Securities Exchange Commission ("SEC") during the past 12 months. The Company represents and warrants to CII that all such filings when made: (a) conformed in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Act"), (b) did not contain any untrue statement of a material fact, and (c) did not omit to state a fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         9. Securities Representations of CII. CII represents and warrants to, and covenants with, the Company as follows:

         (a) The Company has provided CII with, and CII has had access to, the relevant information about the Company, including information about the Company's business and financial condition, and the relevant information about the securities being purchased hereunder which CII has requested from the Company. CII has had a reasonable opportunity to ask questions of and receive answers from the management of the Company concerning the Company and the Debt Securities and the 1998 Royalty Securities (collectively, the "CII Securities") to be acquired by CII hereunder, and all such questions have been answered to the full satisfaction of CII.

         (b) CII is acquiring the CII Securities solely for investment solely for its own account, and not with a view to or for the resale or distribution thereof.

         (c) CII understands that it may sell or otherwise transfer the CII Securities, only if the securities are duly registered under the Securities Act of 1933, as amended (the "Act"), and under the Connecticut securities laws, or if the Company and CII shall have received the favorable opinion of counsel to CII, which counsel and which opinion shall be reasonably satisfactory to the Company, to the effect that such sale or other transfer may be made in the absence of registration under the Act, and registration or qualification in every applicable state. The certificates representing the CII Securities will be legended to reflect these restrictions, and stop transfer instructions will apply. CII acknowledges and



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agrees that the CII Securities are not a liquid investment.

         (d) CII has not relied upon the advice of a "Purchaser Representative" (as defined in Regulation D of the Act) in evaluating the risks and merits of this investment. CII has such knowledge and experience in financial and business matters that CII is capable of evaluating the Company and the merits and risks of the prospective investment described herein.
         (e) CII is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the Act, and shall be such on the date any shares are issued to the holder; CII acknowledges that CII is able to bear the economic risk of losing CII's entire investment in the CII Securities and understands that an investment in the Company involves substantial risks; CII has the power and authority to enter into this Agreement, and the execution and delivery of, and performance under this Agreement has been duly authorized by CII's governing body and shall not conflict with CII's organization documents, any agreement to which CII is a party or to which it or its property is bound, any rule, regulation, judgment or other agreement applicable to CII; and CII has invested in previous transactions involving restricted securities.

         (f) CII understands that the CII Securities are being transferred to CII in reliance on specific exemptions from the registration requirements of Federal and state securities laws, and the Company and its management are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemptions and the suitability of the acquisition of the CII Securities by CII.

         10. Additional Representations of the Company. The Company represents to CII that (a) the Company has all requisite corporate power and authority to enter into and perform this Agreement, and the related instruments and agreements which are being executed and delivered in connection with this Agreement, and when executed by the Company, this Agreement and all such related instruments and agreements will constitute valid and binding agreements of the Company; (b) the CII Securities have been duly authorized for issuance by the Company, and upon the issuance of the CII Securities in accordance with this Agreement, they will be validly issued, fully paid and nonassessable; (c) subject in part to the truth and accuracy of CII's representations in this Agreement on this date and on each of the later dates on which CII Securities will be issued, the offer, sale and issuance of the CII Securities as contemplated by this Agreement are exempt from the registration requirements of the Act and Connecticut securities laws, and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemption; (d) new financing in the amount of One Million Three Hundred Fifty Thousand Dollars ($1,350,000) has been raised through the Private Placement, substantially on the terms described in the Private Placement Purchase Agreements (the "Private Placement Agreements") between the Company and the Private Placement investors, a prototype copy of which has been delivered to CII, except that as disclosed in its Form 10-QSB for the quarter ended March 31, 1998, the Company has concluded that the interests of the Company and its shareholders would best be served by not undertaking to register the securities issued in the Private Placement; and (e) Joseph F. Engelberger (and a foundation established by Mr. Engelberger) and Thomas K. Sweeny have each converted all indebtedness owed by the Company to them (including accrued interest) into shares of the Company's common stock, and warrants to purchase shares of the Company's common stock, at the rate of one share of common


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stock for every $.33 of indebtedness so converted, and a warrant to purchase one share of the Company's common stock at an exercise price of $.33 per share for each dollar of indebtedness so converted, for a total of 1,001,976 shares of common stock and warrants to purchase 330,652 shares of common stock issued to Joseph F. Engelberger (or to the Joseph F. Engelberger Foundation), and 189,845 shares of common stock and warrants to purchase 62,649 shares of common stock issued to Thomas K. Sweeny pursuant to such conversion.



         11. Registration Rights. The Company hereby represents that the registration rights described in Section 4 of the Private Placement Agreements have not been exercised, and no shares subject thereto have been registered pursuant to such agreements. The Company hereby agrees that the registration rights which are provided for and described in Section 12 of the Stock Subscription Warrant dated June 14, 1995 and issued by the Company in favor of CII shall also apply to the Debt Securities and the 1998 Royalty Securities, as if such securities had been issued under such Stock Subscription Warrant, so that the Debt Shares, the Debt Warrant Shares, the 1998 Royalty Shares and the 1998 Royalty Warrant Shares are "Registrable Securities" thereunder.

         12. Changes in Capitalization. In the event that as a result of reorganization, merger, consolidation, liquidation, recapitalization, stock split, combination of shares or stock dividends payable with respect to the Company's common stock, the outstanding shares of the Company's common stock are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation, then appropriate adjustments in the exercise price and the number and kind of remaining 1998 Royalty Securities to be issued under Paragraph 2 shall be made effective as of the date of such occurrence so that the percentage of the Company's securities to be issued to CII immediately after the occurrence of such event will be the same as CII would have received immediately prior to the occurrence of such event. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify the CII of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of remaining shares to be issued shall be adjusted accordingly.

         13. Attorneys' Fees and Expenses of CII. Upon the execution of this Agreement, the Company agrees to pay the reasonable attorneys' fees and expenses incurred by CII in connection with this Agreement and the consummation of the transactions contemplated by this Agreement.

         14. Notices. All notices, requests, service of process, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered (i) on the date personally delivered or (ii) one day after properly sent by Federal Express, addressed to the respective parties at their addresses set forth below, or (iii) on the day transmitted by facsimile so long as a confirmation copy is simultaneously forwarded by Federal Express, in each case addressed to the respective parties at their addresses set forth below. Either party to this Agreement may designate a different address by providing written notice of the new address to the other party to this Agreement as provided above. The addresses for notice for the parties shall be as follows:



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   If to the Company:                                   with a copy to:

   HelpMate Robotics Inc.                      Reid and Riege, P.C.
   Shelter Rock Lane                           One State Street
   Danbury, Connecticut 06810-8159             Hartford, Connecticut 06103
   Telecopier: (203) 791-1082                  Attention: Craig L. Sylvester
                                               Telecopier: (860) 240-1002


   If to CII:                                           with a copy to:

   Connecticut Innovations, Incorporated       Updike, Kelly and Spellacy, P.C.
   999 West Street                             One State Street
   Rocky Hill, Connecticut 06067-3019          Hartford, Connecticut 06103
   Telecopier: (860) 563-4877                  Attention: David Sturgess
   Attention: President                        Telecopier: (860) 548-2680


         15. WAIVER BY THE COMPANY. THE COMPANY ACKNOWLEDGES THAT THIS AGREEMENT EVIDENCES A COMMERCIAL TRANSACTION AND HEREBY WAIVES ANY RIGHT THE COMPANY MIGHT OTHERWISE HAVE UNDER CHAPTER 903a, AS AMENDED, OF THE CONNECTICUT GENERAL STATUTES, OR UNDER ANY OTHER STATE OR FEDERAL STATUTE OR CONSTITUTIONAL PROVISION, TO NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER ON CII'S RIGHT TO OBTAIN A PREJUDGMENT REMEDY, SUCH AS ATTACHMENT, GARNISHMENT OR REPLEVIN, UPON COMMENCING ANY LITIGATION AGAINST THE COMPANY.

         16. Miscellaneous. This Agreement may not be changed or terminated except by an agreement signed by the party against whom enforcement is sought. This Agreement shall be binding on the Company and CII and on their personal representatives, successors and permitted assigns. This Agreement sets forth all agreements of the parties relating to the subject matter of this Agreement. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument. This Agreement shall be enforceable by decrees of specific performance (without posting bond or other security). No remedy granted to CII in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other rights powers or remedies otherwise available to CII at law or in equity. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut without reference to its conflicts of laws principles.

         IN WITNESS WHEREOF, the parties have executed this Agreement, acting by their duly authorized representatives, as of the date first written above.

                                                CONNECTICUT INNOVATIONS,
HELPMATE ROBOTICS INC.                          INCORPORATED



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By:                                             By:
  ---------------------------                     -------------------------
  Title:                                        Title: